Exhibit 10.7

GATHERING AND DISPOSAL SERVICES AGREEMENT
(PRODUCED & FRESH WATER)

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

ARTICLE 1	TERM 1

1.1	Term 1

ARTICLE 2	SERVICES 2

2.1	Produced/Fresh Water Services 2

ARTICLE 3	GATHERING SYSTEM AND DISPOSAL FACILITIES 3

3.1	Construction of the Pipelines 3

3.2	[***] 4

3.3	Purchase of Additional Equipment, Assignment of Salt Water Disposal Well 4

3.4	Additional Receipt Point Connection Requests 5

3.5	Construction of Gathering System and Disposal Facilities 6

3.6	Operation of Gathering System and Disposal Facilities 6

ARTICLE 4	FEES 6

4.1	Fees 6

4.2	Produced Water Gathering Fee 6

4.3	Produced Water Disposal Fee 7

4.4	Fresh Water Delivery Fee 7

4.5	Fresh Water Fee 7

4.6	Fees Renegotiation 7

ARTICLE 5	BILLING AND PAYMENTS 8

5.1	Invoices 8

5.2	Payment 8

5.3	Dispute 8

5.4	Audit 8

5.5	Late Payments 9

5.6	Financial Responsibility 9

ARTICLE 6	TAXES AND OTHER ASSESSMENTS 10

6.1	Taxes 10

ARTICLE 7	REPRESENTATIONS 10

7.1	Representations 10

7.2	Acknowledgements 11

ARTICLE 8	CONTROL, CUSTODY AND TITLE 11

8.1	Produced/Fresh Water 11

i

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

ARTICLE 9	INDEMNITIES 11

9.1	Mutual Indemnity 11

9.2	Limitations 12

9.3	Waiver of Consequential Damages 12

ARTICLE 10	INSURANCE 12

10.1	Insurance 12

ARTICLE 11	DEDICATION 13

11.1	Dedication 13

ARTICLE 12	TERMS AND CONDITIONS OF THE SERVICES 14

12.1	Frac Scheduling 14

12.2	Quality Specifications 15

12.3	Changes in Law 17

ARTICLE 13	FORCE MAJEURE AND MAINTENANCE 18

13.1	Non-Performance 18

13.2	Definition 18

13.3	Strikes 18

13.4	Notice 19

13.5	Maintenance and Other Operations 19

13.6	Payments During Force Majeure Events 19

ARTICLE 14	TERMINATION 20

14.1	Immediate Termination 20

14.2	Payment upon Termination 20

14.3	Survival 20

14.4	Damages for Early Termination 20

ARTICLE 15	ASSIGNMENT 20

15.1	Assignment 20

15.2	Inurement 21

ARTICLE 16	EASEMENTS/RIGHT-OF-WAY 21

16.1	Easements/Right-of-Way 21

ARTICLE 17	MISCELLANEOUS 21

17.1	Compliance 21

17.2	Notice 21

ii

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

17.3	Governing Law 22

17.4	WAIVER OF JURY TRIAL 22

17.5	Enforceability 22

17.6	Waiver 22

17.7	Confidentiality, Non-Disclosure 22

17.8	Notification 22

17.9	Relief 22

17.10	No Third Party Beneficiaries 22

17.11	Amendment 22

17.12	Entire Agreement 23

17.13	[***] 23

17.14	Formation of Additional Entities 23

iii

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

GATHERING AND DISPOSAL SERVICES AGREEMENT
(PRODUCED & FRESH WATER)
THIS GATHERING AND DISPOSAL SERVICES AGREEMENT (PRODUCED & FRESH WATER) (this “Agreement”) dated November 21, 2014 (the “Effective Date”), is made by and between (i) Nuverra Rocky Mountain Pipeline, LLC, a Delaware limited liability company (“Gatherer”) and (ii) XTO Energy Inc., a Delaware corporation (“Producer”). Gatherer and Producer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
Recitals
A.    Producer owns or controls and has the right to engage in oil and gas drilling and production operations conducted on the Dedicated Properties (defined hereafter) as identified on Exhibit A, attached hereto and made a part hereof.
B.    Gatherer desires to provide Produced Water (defined hereafter) gathering/disposal services as well as provide pipeline delivered Fresh Water (defined hereafter) with respect to the Dedicated Properties located in the Watford City and Charlson areas of McKenzie County, North Dakota.
C.    Gatherer will construct, own and operate a Produced Water gathering system and disposal facilities and a Fresh Water delivery system in McKenzie County, North Dakota (as modified and expanded by Gatherer from time-to-time, the “Gathering System and Disposal Facilities”) for the purpose of providing the Services contemplated by this Agreement.
D.    Exhibit B, attached hereto and made a part hereof, sets forth the definitions of various capitalized terms used in this Agreement.
Agreement:
NOW, THEREFORE, for good and valuable consideration, Gatherer and Producer agree as follows:
ARTICLE 1
TERM
1.1    Term. The obligations set forth in this Agreement shall commence on the earlier of (a) the date that Gatherer completes construction of the Gathering System and Disposal Facilities (which date shall be memorialized by a stipulation executed by both Parties) or (b) December 31, 2015 (the “In-Service Date”) and continue in effect until the fifteenth (15th) anniversary of the In-Service Date (the “Primary Term”). Following the end of the Primary Term, either Party may renew this Agreement for up to [***] subsequent [***] extension periods (each a “[***]”) upon Notice of extension being served to the other Party at least one hundred twenty (120) days prior to the end of the Primary Term or any [***] then in effect.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

The addition of additional Receipt Points per Article 3.4 shall not constitute an extension of the Primary Term or any applicable [***] of this Agreement. The Fees for any Services provided by Gatherer to Producer prior to the In-Service Date shall be at the rates outlined in Article 4, below. Notwithstanding anything to the contrary herein, no Party shall have the right to terminate this Agreement between the Effective Date and the In-Service Date, except as provided in Articles 14.1(a) and 14.1(b).
ARTICLE 2
SERVICES
2.1    Produced/Fresh Water Services.
(a)    Producer shall deliver to the Produced Water Receipt Points, and Gatherer shall receive at the Produced Water Receipt Points and dispose of all Produced Water on and subject to the terms and conditions provided in this Agreement. If Gatherer is unable to receive the Firm Capacity Amount of Produced Water for any reason, other than a Force Majeure Event or a Maintenance Suspension Event, then Gatherer shall make commercially reasonable efforts to make other transportation arrangements for any volumes of Produced Water that Gatherer is unable to receive, up to the Firm Capacity Amount of Produced Water. During any interruption period less than or equal to [***] consecutive days (an “Interruption Period”), other than a Force Majeure Event or a Maintenance Suspension Event, Producer shall still be obligated to pay Gatherer the Produced Water Gathering Fee and the Produced Water Disposal Fee, as defined in Article 4, for any Produced Water received during an Interruption Period. During an Interruption Period, Gatherer shall be liable for [***]. In the event an interruption period, other than a Force Majeure Event or a Maintenance Suspension Event, continues for a period of time longer than [***] consecutive days (an “Extended Interruption Period”), Gatherer shall provide Producer with Notice containing the anticipated duration of the Extended Interruption Period and shall temporarily release Producer from the portion of the Dedication associated with the affected Produced Water Receipt Point(s) for which Gatherer is unable to receive Produced Water, until such time as Gatherer is able to resume receiving Produced Water at such affected Produced Water Receipt Point(s). During an Extended Interruption Period, Gatherer shall have [***]. In the event Gatherer is able to resume receiving Produced Water from the affected Produced Water Receipt Point(s), Gatherer shall provide Producer with ten (10) days advance Notice, including the date on which Gatherer shall resume receiving Produced Water, and upon such date the affected Produced Water Receipt Point(s) shall be re-dedicated under this Agreement.
(b)    [***]. Gatherer shall deliver to the Fresh Water Receipt Points, and Producer shall receive at the Fresh Water Receipt Points Fresh Water on and subject to the terms and conditions provided in this Agreement. If Gatherer is unable to deliver the Firm Capacity Amount of Fresh Water for any reason, other than a Force Majeure Event or a Maintenance Suspension Event, then Gatherer shall make commercially reasonable efforts to make other transportation arrangements for any volumes of Fresh Water that Gatherer is unable to transport, up to the Firm Capacity Amount of Fresh Water. During any Interruption Period,

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

other than a Force Majeure Event or a Maintenance Suspension Event, Producer shall still be obligated to pay Gatherer the Fresh Water Fee and Fresh Water Delivery Fee, as defined in Article 4, for any Fresh Water delivered during an Interruption Period. Gatherer shall be liable for [***] during an Interruption Period. During an Extended Interruption Period, Gatherer shall provide Producer with Notice containing the anticipated duration of the Extended Interruption Period and shall temporarily release Producer from the portion of the Dedication associated with the affected Fresh Water Receipt Point(s) for which Gatherer is unable to deliver Fresh Water, until such time as Gatherer is able to resume delivering Fresh Water at such affected Fresh Water Receipt Point(s). During an Extended Interruption Period, Gatherer shall have [***]. In the event Gatherer is able to resume delivering Fresh Water to the affected Fresh Water Receipt Point(s), Gatherer shall provide Producer with ten (10) days advance Notice, including the date on which Gatherer shall resume delivering Fresh Water, and upon such date the affected Fresh Water Receipt Point(s) shall be re-dedicated under this Agreement.
ARTICLE 3
GATHERING SYSTEM AND DISPOSAL FACILITIES
3.1    Construction of the Pipelines. Gatherer shall design, purchase (or lease), construct, install, maintain (or cause to be designed, purchased [or leased], constructed, installed and maintained), own (or lease) and operate (or cause to be operated) the Pipelines including: (i) a service line, meter assembly, and isolation valve to the edge of each Producer Well pad located within a [***] radius of Gatherer’s trunk line, at a point on the Producer Well pad that is nearest to Gatherer’s applicable pipeline and (iii) any booster pumps, pig stations, or storage facilities necessary for the operation of the Pipelines located off the Producer Well pads. The Charlson Produced Water Pipeline and disposal system(s) and the Watford Produced Water Pipeline and disposal system(s) shall each have the capacity of receiving up to [***] Barrels of Produced Water per day. Gatherer shall provide firm capacity to Producer to transport up to [***] Barrels of Produced Water per day through the Watford Produced Water Pipeline and up to [***] Barrels of Produced Water per day through the Charlson Produced Water Pipeline (individually and/or collectively, as the context may require, the “Firm Capacity Amount of Produced Water”), provided, however, that Gatherer shall have no obligation to receive more than [***] Barrels of Produced Water from any one Producer spacing unit per day. Subject to curtailment and pipeline system capacity, Gatherer shall also provide additional capacity (on an Interruptible Basis) to Producer to transport up to an additional [***] Barrels of Produced Water per day through the Watford Produced Water Pipeline and up to an additional [***] Barrels of Produced Water per day through the Charlson Produced Water Pipeline. The Charlson Fresh Water Pipeline and the Watford Fresh Water Pipeline shall each have the capacity to deliver a firm amount of up to [***] Barrels of Fresh Water per day (individually and/or collectively, as the context may require, the “Firm Capacity Amount of Fresh Water”). If Gatherer is unable to receive up to the Firm Capacity Amount of Produced Water and deliver up to the Firm Capacity Amount of Fresh Water, as set forth above, then Article 2.1(a) and Article 2.1(b) shall apply, as applicable. To the extent on any given day, Gatherer is (A) unable to receive Produced Water above the Firm Capacity Amount of Produced Water, and additional capacity on an Interruptible Basis is not available, or is available, but not in sufficient quantities to satisfy the transportation needs of Producer on that particular day or (B) unable to provide for the delivery

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

of Fresh Water above the Firm Capacity Amount of Fresh Water, and additional capacity on an Interruptible Basis is not available, or is available, but not in sufficient quantities to satisfy the transportation needs of Producer on that particular day, then Gatherer shall [***]. Notwithstanding anything contained herein to the contrary, in no event shall Gatherer be obligated to supply Producer with any volumes of Fresh Water under this Agreement or otherwise, unless a written agreement signed by both Parties is entered into setting forth such obligations.
3.2    [***].
3.3    Purchase of Additional Equipment, Assignment of Salt Water Disposal Well.
(a)    In addition to the facilities and equipment listed in Article 3.1, Gatherer shall construct (i) all meters and measurement equipment for Produced Water located at each Producer Well as required by the North Dakota Industrial Commission (“NDIC”), (ii) all pumps required to permit Producer to meet the minimum amount of volumes of Produced Water as set forth in Article 3.1, and (iii) all pump skids or piping that are to be located on Producer Well pads (collectively, the “Additional Equipment”). Upon Gatherer’s completion of the installation of the Additional Equipment at each Producer Well pad, Gatherer shall invoice Producer for the actual purchase price and labor costs for the design, purchase, construction, management and installation of the Additional Equipment (as supported by reasonable documentation upon request), which Producer shall promptly remit to Gatherer an amount equal to such invoice(s) pursuant to Article 5.2. Within thirty (30) days after receipt of payment, Gatherer shall assign, via a bill of sale, the Additional Equipment to Producer. After the foregoing assignment to Producer, [***] shall continue to maintain, repair, augment and replace the Additional Equipment, as needed, and all costs for goods and labor associated therewith shall be at [***] sole expense.
(b)    Upon execution of this Agreement, [***] as set forth in the Producer’s salt water disposal lease agreement for the salt water disposal well commonly known as the [***] SWD well. [***] said salt water disposal lease agreement, and [***] said salt water disposal lease agreement, the equipment, facilities and fixtures on the [***] SWD well site and the permits, easements and rights-of-way associated with the [***] SWD well site.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

3.4    Additional Receipt Point Connection Requests.
(a)    In the event Producer desires Gatherer to add additional Receipt Point(s) on acreage contiguous to the Dedicated Properties that requires Gatherer to build new pipeline infrastructure (a “Pipeline Extension”) less than or equal to [***] in length in order to connect with Gatherer’s existing Gathering System and Disposal Facilities, Producer shall provide Gatherer with at least sixty (60) days advance written notice (a “Connection Request”). Upon receipt of a Connection Request, Gatherer shall commence activities necessary to construct the Pipeline Extension and additional Receipt Point(s) associated therewith for Producer Wells as soon as commercially practicable following the time such Connection Request is made by Producer. Such Pipeline Extension and Receipt Point(s) shall become a part of the existing Gathering System and Disposal Facilities and shall be subject to the specifications and terms and conditions contained in this Agreement (including adding the applicable property(ies) to Exhibit A, as Dedicated Properties). Gatherer shall provide the Services provided for herein to such new Receipt Points, and the applicable Fees for the Services shall be the rates outlined in Article 4, below. Producer shall not make consecutive adjoining [***] Connection Requests in an effort to extend the foregoing [***] obligation of Gatherer in a manner contrary to the intent of the foregoing provisions.
(b)    In the event Producer desires Gatherer to add additional Receipt Point(s) on acreage contiguous to the Dedicated Properties that requires Gatherer to build a Pipeline Extension more than [***] in length in order to connect with Gatherer’s existing Gathering System and Disposal Facilities, Producer shall provide Gatherer with at least [***] days advance written notice (an “Outside Connection Request”). Upon receipt of an Outside Connection Request, the Parties shall meet in good faith to negotiate the terms that will govern construction of the Pipeline Extension and additional Receipt Point(s) associated therewith as requested in the Outside Connection Request, including which Party(ies) shall bear the costs of such construction. If the Parties mutually agree upon the terms, Gatherer shall commence activities necessary to construct the Pipeline Extension and additional Receipt Point(s) associated therewith for Producer Wells as soon as commercially practicable following agreement by the Parties as to the terms of the construction. Such Pipeline Extension and Receipt Point(s) shall become a part of the existing Gathering System and Disposal Facilities and shall be subject to the specifications and terms and conditions contained in this Agreement (including adding the applicable property(ies) to Exhibit A, as Dedicated Properties). Gatherer shall provide the Services provided for herein to such new Receipt Points, and the applicable Fees for the Services shall be the rates outlined in Article 4, below.
(c)    In the event the Parties do not mutually agree upon terms for construction of the Pipeline Extension and Receipt Point(s) associated therewith as requested in the Outside Connection Request within [***] days from Gatherer’s receipt of the Outside Connection Request, Producer may [***], after delivering Notice to Gatherer. If [***] such Pipeline Extension, [***] the Receipt Point(s) associated therewith. Such Receipt Point(s) will, however, be located where the Pipeline Extension connects into the existing Gathering System and Disposal Facilities. Such Pipeline Extension shall not become part of the existing

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

Gathering System and Disposal Facilities, but the associated Receipt Point(s) shall become part of the existing Gathering System and Disposal Facilities. Such Pipeline Extension and Receipt Point(s) shall be subject to the specifications and terms and conditions contained in this Agreement (including adding the applicable property(ies) to Exhibit A, as Dedicated Properties), [***]. Gatherer shall provide the Services provided for herein to such new Receipt Points, and the applicable Fees for the Services shall be the rates outlined in Article 4, below.
3.5    Construction of Gathering System and Disposal Facilities. Gatherer shall use commercially reasonable efforts to complete construction of the Gathering System and Disposal Facilities and the Additional Equipment, as is necessary in order to cause the In-Service Date for such facilities to occur on or before [***]. Notwithstanding the foregoing, if a Force Majeure Event occurs, the above date shall be extended by a number equal to the number of days a Force Majeure Event was in effect. [***] shall have the [***] option to terminate any Receipt Point(s) not connected by [***] (subject to extension as the result of a Force Majeure Event as indicated above), and if [***] so opts, then [***] shall be released from its obligations under this Agreement as pertaining to such terminated Receipt Point(s). If [***] does not opt to terminate any Receipt Point(s) not connected by [***] (subject to extension as the result of a Force Majeure Event as indicated above), then Gatherer shall continue to use commercially reasonable efforts to complete construction of such Receipt Point(s), and such period of time between [***] and the time the construction of each such Receipt Point is completed shall be deemed an Extended Interruption Period as to any such Receipt Point for which the construction is not yet completed.
3.6    Operation of Gathering System and Disposal Facilities. Gatherer shall at all times, acting in its sole discretion, have the right to (i) maintain full and complete operational control of the Gathering Systems and Disposal Facilities and (ii) manage, operate, expand, reduce and reconfigure the Gathering System and Disposal Facilities.
ARTICLE 4
FEES
4.1    Fees. As consideration for Gatherer providing the Services contemplated in Article 2, Producer shall pay Gatherer each month an amount equal to the applicable fee specified below and other fees and charges set forth in this Article 4 (collectively, the “Fees”). Payment of such monthly amounts shall be made in accordance with the procedures set forth in Article 5.
4.2    Produced Water Gathering Fee. Producer shall pay Gatherer each month an amount equal to the Produced Water gathering fee (expressed in $/Barrel) of $[***]/Barrel applied to the volume of Produced Water received by Gatherer at the Produced Water Receipt Points during such month (the “Produced Water Gathering Fee”). The foregoing Produced Water Gathering Fee shall be fixed for the first [***] period following the In-Service Date.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

4.3    Produced Water Disposal Fee. Producer shall pay Gatherer each month an amount equal to the Produced Water disposal fee (expressed in $/Barrel) of $[***]/Barrel applied to the volume of Produced Water received by Gatherer at the Produced Water Receipt Points during such month (the “Produced Water Disposal Fee”). The foregoing Produced Water Disposal Fee shall be fixed for the first [***] period following the In-Service Date.
4.4    Fresh Water Delivery Fee. Producer shall pay Gatherer each month an amount equal to the Fresh Water delivery fee (expressed in $/Barrel) of $[***]/Barrel for each Barrel or portion thereof for the volume of Fresh Water received by Producer at the Fresh Water Receipt Points during such month (the “Fresh Water Delivery Fee”). The foregoing Fresh Water Delivery Fee shall be fixed for the first [***] period following the In-Service Date.
4.5    Fresh Water Fee. Producer shall pay Gatherer each month an amount equal to the Fresh Water fee (expressed in $/Barrel) of Gatherer’s actual costs in contracting with third party suppliers to obtain the Fresh Water plus an administrative fee of $[***]/Barrel for each Barrel or portion thereof for the volume of Fresh Water received by Producer at the Fresh Water Receipt Points during such month (the “Fresh Water Fee”). The foregoing Fresh Water Fee shall not be fixed, but shall instead fluctuate with the actual costs in contracting with third party suppliers of Fresh Water, however, the administrative fee portion of the Fresh Water Fee shall be fixed.
4.6    Fees Renegotiation.
(a)    Not less than thirty (30) days, and not more than ninety (90) days, prior to the end of each [***] period following the In-Service Date (a “[***] Anniversary”), the Parties shall meet in good faith to renegotiate the Produced Water Gathering Fee. [***]. The new Produced Water Gathering Fee shall be equal to [***] of the [***] (the “Default Renegotiated Produced Water Gathering Fee”).
(b)    Not less than thirty (30) days, and not more than ninety (90) days, prior to each [***] Anniversary, the Parties shall meet in good faith to renegotiate the Produced Water Disposal Fee. In the event the Parties do not mutually agree on what the new Produced Water Disposal Fee should be prior to any such [***] Anniversary, the Produced Water Disposal Fee shall be adjusted to be the then current market rate for similar salt water well disposal services provided by [***] in the area, in Gatherer’s reasonable determination (the “Default Renegotiated Produced Water Disposal Fee”).
(c)    Not less than thirty (30) days, and not more than ninety (90) days, prior to each [***] Anniversary, the Parties shall meet in good faith to renegotiate the Fresh Water Delivery Fee. [***]. The new Fresh Water Delivery Fee shall be equal to [***] of the [***] (the “Default Renegotiated Fresh Water Delivery Fee”).

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

ARTICLE 5
BILLING AND PAYMENTS
5.1    Invoices. (a) As soon as practicable each month, Gatherer shall invoice Producer for Services provided hereunder during the preceding month and provide a statement setting forth in itemized form:
(b)    the volume (expressed in Barrels) of Produced Water received by Gatherer from Producer at each Produced Water Receipt Point;
(c)    the Produced Water Gathering Fees attributable to such Produced Water;
(d)    the Produced Water Disposal Fees attributable to such Produced Water;
(e)    the volume (expressed in Barrels) of Fresh Water delivered by Gatherer to Producer at each Fresh Water Receipt Point;
(f)    the Fresh Water Delivery Fees attributable to such Fresh Water; and
(g)    the Fresh Water Fee attributable to such Fresh Water.
All invoices will be delivered to the “Invoice Delivery” address set forth on Exhibit C, attached hereto and made a part hereof.
5.2    Payment. Producer shall remit to Gatherer the amount due under Article 4 by check or wire transfer to Gatherer’s bank account (which shall be designated by a Notice given by Gatherer to Producer at or prior to the time when the first invoice is sent to Producer) by the thirtieth (30th) day from the date of receipt of Gatherer’s invoice. If such due date is not a Business Day, payment is due on the next Business Day following such date.
5.3    Dispute. If Producer, in good faith, disputes the amount of any invoice of Gatherer or any part thereof, Producer will timely pay Gatherer such amount, if any, that is not in dispute and shall provide Gatherer Notice, no later than the date that payment of such invoice would be due under Article 5.2, of the disputed amount accompanied by a statement stating the basis for such dispute and supporting documentation reasonably acceptable in industry practice to support the disputed amount. If the Parties are unable to resolve such dispute, either Party may pursue any remedy available at law or in equity to enforce its rights under this Agreement. If Notice of a disputed invoice, with accompanying supporting documents, is not furnished to Gatherer by the date above, Producer shall be deemed to have waived the right to dispute such invoice, subject to Producer’s rights under Article 5.4.
5.4    Audit. Each Party or its designated representatives (which will not include any auditor compensated on a contingent fee basis) shall have the right, at its own expense, upon reasonable prior Notice, and only once at a reasonable time during each calendar year, to examine and audit and to obtain copies of the relevant portion of the books, records (including electronic measurement data, meter charts or records and other similar information supporting relevant calculations) of the other Party and its Affiliates to the extent reasonably necessary to verify the

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

accuracy of any statement, charge, payment or computation made under this Agreement. This right to examine, audit, and to obtain copies shall not be available with respect to information not directly relevant to transactions under this Agreement. All information obtained by a Party during such audit must be treated as confidential in accordance with Article 17.7 hereof. All invoices and billings shall be conclusively presumed final and accurate and all associated claims for underpayments or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and/or documentation and in connection with an audit, within two (2) years after the month in which the Services related to the disputed item occurred. Any retroactive adjustment made in response to information furnished under an audit under this Article 5.4 shall be paid in full by the Party owing payment within thirty (30) days of Notice and substantiation of such inaccuracy.
5.5    Late Payments. If Producer fails to pay the amount of any invoice rendered by Gatherer hereunder when such amount is due, interest thereon shall accrue from the due date to, and including, the date payment thereof is actually made at the lesser of the Prime Rate, computed on an annualized basis, plus two percent (2%) per month and compounded monthly, or the maximum rate of interest permitted by Applicable Law in the state of North Dakota, not to exceed the maximum legal rate. “Prime Rate” means the prime rate on corporate loans at large U.S. money center commercial banks as set forth in The Wall Street Journal “Money Rates” table under the heading “Prime Rate,” or any generally-accepted successor thereto, on the first date of publication for the month in which payment is due. Gatherer shall render a late payment charge invoice, and Producer shall make payment upon receipt of such invoice.
5.6    Financial Responsibility. If Producer fails to pay Gatherer according to the provisions hereof and such failure continues for a period of thirty (30) days after the due date for such payment hereunder, then Gatherer shall have the additional right, to the maximum extent permissible under Applicable Law and upon five (5) days’ Notice to Producer (which Notice may be given prior to the expiration of such thirty (30) day period), to suspend or reduce all Services under this Agreement and without limiting any other rights or remedies available to it under this Agreement or otherwise. If Gatherer exercises the right to suspend or reduce Services under this Article 5.6, then Producer shall not be entitled to take, or cause to be taken, any action hereunder or otherwise against Gatherer for such suspension or reduction and shall pay Gatherer as a minimum fee, and not as a penalty, a [***] fee equal to [***] of the [***] average of Fees paid by Producer to Gatherer for the [***] immediately preceding the suspension or reduction of Services, proportionately reduced for any days for which suspension or reduction of Services does not occur in any given [***]. Failure of Gatherer to exercise its right to suspend or reduce Services as provided in this Article 5.6 shall not constitute a waiver by Gatherer of any rights or remedies, including suspension or reduction of Services, Gatherer may have under this Agreement, Applicable Law, or otherwise.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

ARTICLE 6
TAXES AND OTHER ASSESSMENTS
6.1    Taxes. In addition to the Fees in Article 4, Producer shall pay or cause to be paid, and shall indemnify and hold harmless Gatherer and its Affiliates from and against the payment of, all excise, gross production, severance, sales, service, occupation and all other taxes, charges or impositions of every kind and character required by Applicable Law or by any Governmental Authority applicable to (a) Produced Water received or delivered hereunder by Producer or (b) Fresh Water received or delivered hereunder by Producer. Any taxes or statutory charges levied or assessed against Producer’s properties, facilities or operations shall be borne by Producer. Gatherer shall pay or cause to be paid, and shall indemnify and hold harmless Producer and its Affiliates from and against the payment of, all income taxes and any real or personal property taxes and statutory charges imposed on the Gathering System and Disposal Facilities, provided, however, that such taxes or statutory charges are currently in existence. To the extent new taxes or statutory charges are exacted or assessed by any Governmental Authority at any time after the date hereof, Producer shall pay or pay to Gatherer, upon being invoiced by Gatherer, for such new taxes or statutory charges.
ARTICLE 7
REPRESENTATIONS
7.1    Representations. Each Party represents to the other Party as of the date hereof that:
(a)    there are no suits, proceedings, judgments, or orders by or before any Governmental Authority that materially adversely affect its ability to perform this Agreement or the rights of the other Party hereunder;
(b)    it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and it has the legal right, power and authority and is qualified to conduct its business, and to execute and deliver this Agreement and perform its obligations hereunder;
(c)    the making and performance by it of this Agreement are within its powers, and have been duly authorized by all necessary action on its part;
(d)    this Agreement constitutes a legal, valid, and binding act and obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain same may be pending; and
(e)    there are no bankruptcy, insolvency, reorganization, receivership or other arrangement proceedings pending or being contemplated by it.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

7.2    Acknowledgements. Each Party acknowledges and agrees that:
(a)    the Fees have been freely negotiated and agreed upon as a result of good faith negotiations and are not discriminatory or preferential, but are just, fair, and reasonable in light of the Parties’ respective covenants and undertakings herein during the Primary Term or any [***] of this Agreement; and
(b)    neither Party had an unfair advantage over the other during the negotiation of this Agreement.
ARTICLE 8
CONTROL, CUSTODY AND TITLE
8.1    Produced/Fresh Water.
(c)    Producer. Producer shall be deemed to be in exclusive control and custody of Produced Water delivered hereunder and shall be responsible for, and shall indemnify and hold harmless Gatherer and its Affiliates from and against, any claims relating to, or arising out of, any damage or injury caused thereby prior to the time such Produced Water shall have been delivered to Gatherer at the Produced Water Receipt Points. Producer shall be deemed to be in exclusive control and custody of Fresh Water received hereunder and shall be responsible for, and shall indemnify and hold harmless Gatherer and its Affiliates from and against, any claims relating to, or arising out of, any damage or injury caused thereby after the time such Fresh Water shall have been delivered to Producer at the Fresh Water Receipt Points.
(d)    Gatherer. Subject to Producer’s delivery of Produced Water that conforms to the specifications set forth on Exhibit D, attached hereto and made a part hereof, at and after delivery by Producer to Gatherer of Produced Water at the Produced Water Receipt Points, Gatherer shall be deemed to be in exclusive control and custody thereof and shall be responsible for, and shall indemnify and hold harmless Producer and its Affiliates from and against, any claims relating to, or arising out of, any injury or damage caused thereby. Prior to delivery by Gatherer to Producer of Fresh Water at the Fresh Water Receipt Points, Gatherer shall be deemed to be in exclusive control and custody thereof and shall be responsible for, and shall indemnify and hold harmless Producer and its Affiliates from and against, any claims relating to, or arising out of, any injury or damage caused thereby.
ARTICLE 9
INDEMNITIES
9.1    Mutual Indemnity. Producer shall indemnify and hold harmless Gatherer and its Affiliates from and against any claims relating to or arising out of the operations of Producer, except to the extent such claims are the subject of any express indemnity set forth elsewhere in this Agreement. Gatherer shall indemnify and hold harmless Producer and its Affiliates from and against any claims relating to or arising out of the operations of Gatherer, except to the extent such claims are the subject of any express indemnity set forth elsewhere in this Agreement.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

9.2    Limitations. THE INDEMNITIES SET FORTH IN THIS Article 9 AND ELSEWHERE IN THIS AGREEMENT AND THE LIMITATIONS ARE TO BE CONSTRUED WITHOUT REGARD TO ANY CAUSE FOR WHICH SUCH INDEMNITY MAY ARISE, INCLUDING THE STRICT LIABILITY OF ANY PARTY, WHETHER SOLE, JOINT, OR CONCURRENT, OR ACTIVE OR PASSIVE, EXCEPT TO THE EXTENT OF ANY GROSSLY NEGLIGENT ACTS OR OMISSIONS OR FRAUD OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY OR ANY OF ITS AFFILIATES.
9.3    Waiver of Consequential Damages. A PARTY’S LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. NEITHER PARTY SHALL BE LIABLE TO ANY OTHER PARTY OR ITS AFFILIATES FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT, OR CONTRACT, UNDER ANY INDEMNITY PROVISION IN THIS AGREEMENT OR OTHERWISE (COLLECTIVELY, “SPECIAL DAMAGES”), ALL OF THE SAME SPECIAL DAMAGES BEING HEREBY EXPRESSLY WAIVED AND NEGATED, EXCEPT TO THE EXTENT THE INDEMNIFIED PARTY IS OBLIGATED TO PAY ANY SUCH SPECIAL DAMAGES PURSUANT TO A CLAIM BY A THIRD PARTY. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT, AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.
ARTICLE 10
INSURANCE
10.1    Insurance. During the term of this Agreement, and for one (1) month following the termination of this Agreement, Producer and Gatherer will each maintain and keep in force and effect, at their own expense, the insurance coverages of the types and in the minimum amounts set forth on Exhibit E, attached hereto and made a part hereof. In the event of accident or loss resulting in an insurance claim in connection with this Agreement (whether or not the subject of an indemnification claim pursuant to this Agreement), upon request, Producer and Gatherer shall each provide to the other certified copies of the insurance policies required by this Article 10.1. Producer shall have the right to satisfy insurance obligations through self-insurance, satisfactory to Gatherer, in its sole good faith judgment. Gatherer shall have the right to satisfy insurance obligations through self-insurance, satisfactory to Producer, in its sole good faith judgment. The financial failure of an insurer (or Producer/Gatherer if self-insured) shall not relieve either Party of their indemnity obligations and liabilities under this Agreement.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

ARTICLE 11
DEDICATION
11.1    Dedication.
(a)    Producer’s Dedication.
(i)    Subject only to Producer’s Reservations, as defined below, and the right of Producer to the release of certain acreage pursuant to Article 2, Article 3.5 and Article 11.1(d), Producer:
(A)    exclusively dedicates and commits to the performance of this Agreement, as covenants running with the land, all of the well sites, wells and leases attributable to the Dedicated Properties per Exhibit A (the “Dedication”);
(B)    represents and warrants that the Dedicated Properties are not otherwise subject to any other dedication, gathering agreement or other commitment or arrangement that would permit or require Produced Water from the Dedicated Properties to be gathered on any other gathering system or disposed of at any other disposal facility; and
(C)    if the Dedicated Properties are augmented by Producer’s acquisition of interests from any Person, no pre-acquisition dedication of the augmented portion of the Dedicated Properties from that Person shall be deemed to breach the commitment of Producer in this Article 11. If the Dedicated Properties are augmented by Producer’s acquisition of interests from any Person, Producer shall make a good faith effort to have the pre-acquisition dedication released.
(ii)    Prior to assigning any Dedicated Property or interest therein (to the extent permissible under, and in accordance with, this Agreement), Producer shall provide prior written notice to the potential acquiring party of the existence and terms of the Dedication hereunder. Simultaneous to the foregoing delivery of notice to a potential acquiring party, Producer shall also provide Notice to Gatherer informing Gatherer that such notice was provided to a potential acquiring party.
(b)    Producer’s Reservations. Producer reserves the following rights (“Producer’s Reservations”): (i) to decide in its sole discretion whether, where, and when to drill any well on the Dedicated Properties; (ii) to operate wells producing from the Dedicated Properties (in respect of which operations Producer undertakes to act as a reasonably prudent operator); and (iii) to pool, communitize or unitize Producer’s interests in the Dedicated Properties with any Person, provided, however, that any pooling, communitizing or unitizing of Producer’s interest in the Dedicated Properties with any Person shall have no effect on the obligations of Producer nor the economic benefit to

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

Gatherer under this Agreement; otherwise, Producer may not pool, communitize or unitize Producer’s interests in the Dedicated Properties with any Person.
(c)    Transfer of Producer’s Interests. Any transfer by Producer of any of its interests in the Dedicated Properties shall comply with Article 15 of this Agreement.
(d)    Release from Dedication. To the extent that Gatherer is unable to obtain the rights-of-way required for Gatherer to connect to any previously agreed upon Receipt Point by [***] (subject to any extension of the foregoing date by a Force Majeure Event), and Producer and Gatherer cannot agree to an alternative Receipt Point (in each Party’s sole discretion), Gatherer will permanently release Producer from the portion of the Dedication associated with the Receipt Point(s) for which Gatherer is unable to obtain the rights-of-way, and Producer will permanently release Gatherer from its obligation to either receive Produced Water from such Produced Water Receipt Point(s) or deliver Fresh Water to such Fresh Water Receipt Point(s).
ARTICLE 12
TERMS AND CONDITIONS OF THE SERVICES
12.1    Frac Scheduling. Producer shall provide to Gatherer [***] an updated schedule listing the location and date of commencement for each Frac anticipated to be completed during the subsequent [***] period (the “Frac Schedule”), and Producer shall update Gatherer promptly to disclose any location or change in location and expected date of the commencement of hydraulic fracturing (“Frac”) of each new Producer Well. A sample Frac Schedule is attached hereto, and made a part hereof, as Exhibit F.
(a)    Produced Water Disposal. Producer shall be responsible for taking such actions as may be necessary to cause the Produced Water delivered to the Produced Water Receipt Points to meet the specifications for Produced Water set forth on Exhibit D and to be in compliance with all Applicable Laws, and Producer shall indemnify and hold harmless Gatherer and its Affiliates from and against any claims relating to, or arising out of, any failure by Producer or any of its Affiliates to comply with Applicable Laws and the specifications for Produced Water set forth on Exhibit D. Gatherer shall dispose of the Produced Water received by it at the Produced Water Receipt Points in compliance with all Applicable Laws and shall indemnify and hold harmless Producer and its Affiliates from and against any claims relating to, or arising out of, any failure by Gatherer or any of its Affiliates to comply with Applicable Laws in respect of such disposal; provided, however, the Produced Water delivered to the Produced Water Receipt Points meets the specifications for Produced Water set forth on Exhibit D and is in compliance with all Applicable Laws.
(b)    Receipt Pressure. The pressure obligations for Produced Water Receipt Points are as listed on Exhibit D.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

(c)    Measurement Equipment.
(i)    Pursuant to Article 3.3, Gatherer shall install, own and operate a meter and related measurement equipment for the measurement of Fresh Water and shall install and operate a meter and related measurement equipment for the measurement of Produced Water meeting industry standards and capable of [***].
(ii)    Gatherer shall make available to Producer access to meter runs for addition of check meter, or provide measurement data electronically to Producer (or if Gatherer is not the hosting party, Gatherer will authorize the hosting party of any meter to provide data to Producer).
(iii)    Each Party shall furnish or cause to be furnished to the other Party hereto all data required to accurately account for all Produced Water and Fresh Water received or delivered hereunder.
(iv)    All meters may be inspected and verified for accuracy by Producer at any time upon reasonable advance Notice to Gatherer, at Producer’s expense. Not more than once every three (3) months, Producer may request that Gatherer test a meter if, upon inspection, it believes in good faith that the meter readings are inaccurate. Gatherer shall test the meter and determine after testing whether the meter is accurate. Producer shall reimburse Gatherer for the actual cost of the testing and calibration; provided, however, if it is determined as a result of the testing that the meter is inaccurate by more than two percent (2%) of volume, Gatherer shall be responsible for the actual cost to calibrate the meter and shall make any necessary adjustments.
(v)    All meters and the measurement equipment shall be constructed, installed, operated and maintained by Gatherer in accordance with industry standards and all Applicable Laws, including meter testing and calibration at least as often as required by the NDIC, and the Bureau of Land Management, but not less than annually.
(vi)    Producer shall be solely responsible for meeting all measurement and reporting requirements of the NDIC for each Producer Well.
12.2    Quality Specifications.
(a)    Produced Water. Producer warrants that all Produced Water delivered at the Produced Water Receipt Points shall conform to the specifications set forth on Exhibit D.
(b)    Failure to Meet Specifications.
(i)    Notwithstanding anything in this Agreement to the contrary, if Gatherer determines at any time that Produced Water tendered by Producer for gathering does not meet any one or more of the quality specifications listed on Exhibit

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

D, then Gatherer shall have the right, at its option and effective immediately (with Notice to Producer to be provided by Gatherer prior to such refusal where commercially practicable or as soon as commercially practicable after such refusal), to refuse to accept such nonconforming Produced Water until Gatherer determines that the basis for its refusal to accept nonconforming Produced Water has been remediated by Producer to Gatherer’s reasonable satisfaction. Gatherer’s option to refuse receipt of nonconforming Produced Water is in addition to all other remedies available to Gatherer.
(ii)    If the Parties determine that treatment for nonconforming Produced Water is feasible and economically viable, Gatherer shall have the option, but not the obligation, to treat such nonconforming Produced Water, and if Gatherer agrees to do so, it shall (within thirty (30) days of having provided Notice to Producer that it intends not to accept nonconforming Produced Water) prepare and provide to Producer an estimate of the costs to install the equipment and other facilities necessary to treat such nonconforming Produced Water. If Gatherer has consented to treat the nonconforming Produced Water, the Parties shall use good faith efforts to agree (within thirty (30) days of provision of the estimate of costs by Gatherer) on the allocation of the cost of the treatment facilities and to agree on a treating fee to be paid on a monthly basis by Producer to Gatherer. Gatherer shall have no obligation to treat Produced Water if the Parties cannot agree on the allocation of cost and on a fee structure, provided Producer shall still remit to Gatherer the Fees for Services provided for hereunder. If such an agreement is reached, then Gatherer shall install and construct such facilities as soon as commercially practicable. In the event an agreement is not reached, Producer shall be solely responsible for treating the nonconforming Produced Water prior to delivery to Gatherer.
(c)    Liability for Nonconforming Produced Water.
(i)    If Gatherer at any time accepts receipt of Produced Water that it has actual Knowledge of, and time to act in response to, the fact that the Produced Water was nonconforming, Producer shall have no liability to Gatherer for any claims or losses arising out of the nonconforming Produced Water, including physical damage to any pipeline or appurtenant facilities or economic damage to Gatherer’s commercial operations. Such acceptance will not constitute a waiver of this provision with respect to any future receipt of nonconforming Produced Water.
(ii)    If Gatherer at any time accepts receipt of Produced Water that it did not have actual Knowledge was nonconforming or did have actual Knowledge but did not have time to act in response to the fact that the Produced Water was nonconforming, Producer shall be liable to Gatherer for any claims or losses arising out of the nonconforming Produced Water, including physical damage to any pipeline or appurtenant facilities or economic damage to Gatherer’s commercial operations or assessed to Gatherer by third parties caused by such nonconforming Produced Water. If Gatherer does not object to nonconforming Produced Water within [***]

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

after the date of delivery, then Gatherer will be deemed to have waived its right to be reimbursed under the preceding sentence (but only as to such nonconforming Produced Water volumes that Gatherer had actual Knowledge of the fact that such Produced Water was nonconforming and time to act in response to the fact that such Produced Water was nonconforming).
12.3    Changes in Law.
(a)    Material Adverse Change. If a federal, state or local statute or regulation or order by a Governmental Authority with valid jurisdiction over the activities contemplated in this Agreement is anticipated to effect, or effects, a change to a substantive provision of this Agreement that has a material adverse impact upon the performance or benefits of either Party under this Agreement, including, without limitation, the imposition of terms, conditions, or rate restrictions that materially adversely affect the economic positions of the Parties under this Agreement, including any such impact on the economic position of Producer arising or anticipated to arise as a result of the application of this Article 12.3, then the Parties will enter into good faith negotiations to attempt to revise this Agreement so that (i) performance under this Agreement is no longer impacted in a material adverse fashion and (ii) this Agreement is revised in a manner that preserves, to the maximum extent possible, the respective economic positions of the Parties. If Producer and Gatherer are unable to reach agreement on such an amendment, Producer or Gatherer shall have the right to terminate this Agreement with ninety (90) days’ Notice to the non-terminating Party.
(b)    Other Changes in Laws and Additional Fees. If there arises any new or subsequently applicable taxes, assessments, fees or other charges arising from any new tax or other regulatory assessment coming into effect after the date of this Agreement or other regulation adopted after the date of this Agreement, then Producer shall reimburse Gatherer for Producer’s allocable share of such taxes and other charges. To the extent such new taxes, assessments, fees or other charges (i) comprise excise duty, on a per-Barrel basis, upon salt water disposal activities and (ii) are imposed by the State of North Dakota, Producer’s allocable share of any such new taxes, assessments, fees or other charges relating to the Produced Water services provided hereunder shall be based on the ratio that the Produced Water received from Producer at the Produced Water Receipt Points bears to the total volume of Produced Water disposed of in Gatherer’s facilities used in the performance of its Produced Water services hereunder, in each case during the applicable period for which such taxes, assessments, fees or other charges are incurred or imposed, as the case may be. Following the [***] anniversary of the In-Service Date, if any new taxes, assessments, fees or other charges (only to the extent that each is described in subsections (i) and (ii) herein) cause this Agreement to become uneconomic, the affected Party shall provide Notice to the other Party and the Parties shall make reasonable commercial efforts to amend this Agreement to reflect mutually agreeable terms. If Producer and Gatherer are unable to reach agreement on such an amendment, Producer or Gatherer shall have the right to terminate this Agreement with ninety (90) days’ Notice to the non-terminating Party.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

(c)    Notice of Expected Change. Each Party will provide reasonable and prompt Notice to the other Party as to any proposed law, regulations or any regulatory proceedings or actions that could cause such Party to invoke its rights under this Article 12.3.
ARTICLE 13
FORCE MAJEURE AND MAINTENANCE
13.1    Non-Performance. Subject to the other provisions of this Agreement, if a Party is rendered unable, wholly or in part, by reason of a Force Majeure Event to perform its obligations under this Agreement, other than Producer’s obligations to make payments when due hereunder, then such Party’s obligations shall be suspended to the extent affected by the Force Majeure Event.
13.2    Definition. “Force Majeure Event” means any cause or event not reasonably within the control of the Party whose performance is sought to be excused thereby including the following causes and events (to the extent such causes and events are not reasonably within the control of the Party claiming suspension, and without any obligation to expend any funds to cure such causes or events): acts of God, strikes, lockouts, or other industrial disputes or disturbances, wars, civil disturbances and riots, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, storms, floods, washouts and warnings for any of the foregoing which may necessitate the precautionary shut-down of wells, plants, pipelines, gathering systems, disposal facilities or other related facilities; orders, directives, restraints and requirements of governments and government agencies and people, either federal or state, civil and military; any application of government conservation or curtailment rules and regulations; explosions; sabotage; breakage or accidents to equipment, machinery, gathering systems, disposal facilities, facilities or lines of pipe (when either of the foregoing are not the result of actions by Gatherer); inability to secure labor or materials, frost or snow deeper than sixteen (16) inches (applicable during the construction and installation of lines of pipe or after the initial construction and installation of lines of pipe if the lines of pipe are damaged and such damage is not the result of actions by Gatherer), electric power shortages, necessity for compliance with any Applicable Law, weather that necessitates extraordinary measures and expense to construct facilities or maintain operations, or any other causes, whether of the kind enumerated herein or otherwise, not reasonably within the control of the Party claiming suspension. Such term shall likewise include, in those instances where any Party is required to obtain servitudes, rights-of-way, grants, permits, or licenses to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, rights-of-way, grants, permits or licenses. “Force Majeure Event” also includes any event of force majeure occurring with respect to the facilities or services of any Party’s Affiliates or third party service providers providing a service or providing any equipment, goods, supplies, or other services or items necessary to the performance of such Party’s obligations hereunder, including the occurrence of an event of force majeure event under a third party gathering agreement.
13.3    Strikes. The settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and any obligation hereunder to remedy a Force Majeure Event shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the sole discretion of the Party having the difficulty.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

13.4    Notice. The Party whose performance is affected by a Force Majeure Event must provide Notice to the other Party as soon as reasonably practicable. Initial Notice may be given orally, but written Notice with reasonably full particulars of the Force Majeure Event is required as soon as reasonably possible after the occurrence of the Force Majeure Event. The Party affected by a Force Majeure Event shall use reasonable commercial efforts to (a) remedy and (b) mitigate the effects of the Force Majeure Event on such Party’s obligations under this Agreement.
13.5    Maintenance and Other Operations. Gatherer may suspend its performance hereunder to the extent required to make necessary (in Gatherer’s sole reasonable discretion) maintenance, testing, pigging, inspections, alterations, or repairs (not required as the result of the occurrence of a Force Majeure Event) to any part of the Gathering System and Disposal Facilities or to make any required relocations, replacements, expansions, connections, alterations, or modifications of pipelines and other equipment and facilities comprising part of the Gathering System and Disposal Facilities for a period of time not to exceed [***] per [***] for any given Receipt Point or Dedicated Property (a “Maintenance Suspension Event”). Gatherer shall give Producer thirty (30) days advance Notice of its intention to suspend its performance hereunder including the date on which such Maintenance Suspension Event shall commence (a “Maintenance Suspension Event Notice”), except in cases of emergency where such Notice is not reasonably practicable or in cases where the operations of Producer will not be affected. Within two (2) days receipt of the Maintenance Suspension Event Notice, Producer shall provide Gatherer with Notice of any requested changes to the date on which the Maintenance Suspension Event shall commence, and Gatherer shall use reasonable efforts to change the commencement of the Maintenance Suspension Event as requested by Producer. During a Maintenance Suspension Event, Gatherer shall use commercially reasonable efforts to make other transportation arrangements for any volumes of Produced Water or Fresh Watch which Gatherer is unable to receive or deliver up to the Firm Capacity Amount of Produced Water or the Firm Capacity Amount of Fresh Water, as applicable, and Producer shall reimburse Gatherer for all costs and expenses at standard rates associated with the alternative transportation arrangements. In the event a Maintenance Suspension Event exceeds [***] per [***] for any given Receipt Point or Dedicated Property, an Interruption Period shall be deemed to have ensued on the [***] of the Maintenance Suspension Event, and shall continue on until the Maintenance Suspension Event has concluded or until the [***] of the Maintenance Suspension Event, at which time an Extended Interruption Period shall be deemed to have begun.
13.6    Payments During Force Majeure Events. Upon the occurrence and during the continuance of a Force Majeure Event, whether affecting Producer or Gatherer, Producer shall remain obligated to pay to Gatherer the Fees described in Article 4 for any Produced Water actually received by Gatherer or any Fresh Water actually delivered by Gatherer. Notwithstanding anything contained herein to the contrary, Producer shall be liable for and shall reimburse Gatherer for all costs and expenses associated with any alternative transportation arrangements provided during a Force Majeure Event.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

ARTICLE 14
TERMINATION
14.1    Immediate Termination. This Agreement may be immediately terminated:
(a)    by Gatherer if Producer fails to pay any undisputed amount when due under this Agreement if such failure is not remedied within fifteen (15) days after Notice of such failure is given by Gatherer to Producer;
(b)    by either Party by Notice to the other if such other Party (i) makes an assignment or any general arrangement for the benefit of creditors, (ii) files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it, or (iii) otherwise becomes bankrupt or insolvent (however evidenced); or
(c)    by [***] by Notice to [***] if [***] objects to any of the [***] that are set prior to any [***] Anniversary.
14.2    Payment upon Termination. Upon termination by either Party, Producer shall immediately pay Gatherer for any amounts due under this Agreement upon receipt of an invoice from Gatherer.
14.3    Survival. Article 5, Article 6, Article 7, Article 8, Article 9, Article 10, Article 12, Article 14, Article 16, and Article 17 shall survive the termination of this Agreement.
14.4    Damages for Early Termination. If a Party terminates this Agreement under Article 14.1(a) or Article 14.1(b), then such Party may pursue any and all remedies at law or in equity for its claims resulting from such termination.
ARTICLE 15
ASSIGNMENT
15.1    Assignment.
(a)    Gatherer may not assign this Agreement without the written consent of Producer unless Gatherer (i) assigns the entire Agreement, and (ii) transfers its ownership in the Gathering System and Disposal Facilities to the assignee contemporaneous with such assignment.
(b)    Producer may not assign all or a part of this Agreement without the prior written consent of Gatherer.
(c)    Any partial or full (i) assignment, (ii) transfer or (iii) conveyance of the Dedicated Properties made by Producer shall expressly require that the assignee assume and agree to discharge the duties and obligations of its assignor under this Agreement. For purposes of this Agreement, any agreements with a third party operator on the Dedicated

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

Properties or the creation of a third party working interest or a joint venture shall be deemed an assignment, transfer or conveyance and shall be subject to this Article 15.1(c).
(d)    Notwithstanding anything to the contrary above: (i) a Party may assign this Agreement in whole (but not in part) to an Affiliate of such Party without the consent of the other Party, provided that the assigning Party will remain liable for all obligations of the assignee under this Agreement, (ii) a Party may assign this Agreement in connection with the sale of all or substantially all of the assets of the Party (or business unit which administers this Agreement) or a merger or other entity reorganization thereof, or (iii) a Party may assign, pledge or encumber with a lien or security interest its interests under this Agreement to secure the payment of any indebtedness of such Party or any Affiliate of such Party.
15.2    Inurement. Subject to the foregoing provisions of this Article 15, this Agreement shall bind and inure to the benefit of the Parties’ respective successors and assigns.
ARTICLE 16
EASEMENTS/RIGHT-OF-WAY
16.1    Easements/Right-of-Way. Gatherer shall be responsible for obtaining all surface rights necessary for the construction of the Receipt Points and the Additional Equipment. Producer shall, at Gatherer’s request, grant to Gatherer such surface rights, easements, and rights-of-way upon or across a Dedicated Property required by Gatherer to install the Receipt Points and the Additional Equipment and provide the Services on the Gathering System and Disposal Facilities required by this Agreement that Gatherer reasonably requests from Producer at no additional cost to Gatherer and to otherwise perform Gatherer’s obligations under this Agreement to the extent permitted by the various leases, easements, or any other applicable agreement contemplated in this Article 16. Upon the termination of this Agreement in its entirety or as to a specific Receipt Point, such surface rights, easements and rights-of-way shall also terminate except to the extent the surface rights, easements and rights-of-way remain required by Gatherer pursuant to Article 15.
ARTICLE 17
MISCELLANEOUS
17.1    Compliance. This Agreement is subject to, and each Party will comply with, all Applicable Laws of any Governmental Authority now or hereafter having jurisdiction over any Party or its facilities.
17.2    Notice. All notices, invoices, payments, and other communications made under this Agreement (“Notice”) shall be in writing and sent to the addresses shown on Exhibit C.
(a)    Method. All Notices may be delivered by a nationally recognized courier service or delivered by hand.
(b)    Delivery. Notice shall be given when received on a Business Day by the addressee.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

17.3    Governing Law. This Agreement shall be construed, enforced and interpreted according to the laws of the State of North Dakota, without regard to the conflicts of law rules thereof.
17.4    WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.
17.5    Enforceability. If any provision in this Agreement is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void or make unenforceable any other provision, agreement or covenant of this Agreement.
17.6    Waiver. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.
17.7    Confidentiality, Non-Disclosure. Neither Party shall disclose, directly or indirectly, without the prior written consent of the other Party the terms of this Agreement, or any other information shared between the Parties with respect to this Agreement, to a third party (other than Affiliates, employees, royalty owners, co-working interest owners, actual or prospective lenders, contractors, consultants, counsel, accountants and agents of the Party, or a prospective or actual assignee under Article 15 or prospective or actual purchaser of an interest in the assets or in any of the applicable oil and gas properties located in McKenzie County, North Dakota, provided such Persons shall have agreed to keep such terms confidential), except:
(i)    to comply with any Applicable Law;
(ii)    to the extent necessary for the enforcement of this Agreement;
(iii)    to the extent necessary to comply with a Governmental Authority’s reporting requirements, including any reporting requirements of the United States Securities and Exchange Commission; or
(iv)    disclosure of information that has become part of the public domain not due to a violation of this Article 17.
17.8    Notification. Each Party shall notify the other Party of any proceeding of which it is aware which may result in disclosure of the terms of this Agreement (other than as permitted hereunder) and use reasonable efforts to prevent or limit the disclosure.
17.9    Relief. The Parties shall be entitled to all remedies available at law or in equity to enforce or seek relief in connection with any obligations under this Agreement.
17.10    No Third Party Beneficiaries. There are no third party beneficiaries to this Agreement.
17.11    Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of Gatherer and Producer.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

17.12    Entire Agreement. This Agreement contains all of the agreements of the Parties hereto with respect to any matter covered or mentioned in this Agreement, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.
17.13    [***].
17.14    Formation of Additional Entities. If Gatherer elects to assign some or all of its assets related to this Agreement into two (2) newly formed entities, solely for the purpose of assigning all of the assets associated with the Charlson Pipelines into one entity and all of the assets associated with the Watford Pipelines into another entity, Producer shall fully cooperate and execute any additional documentation reasonably requested by Gatherer for such purpose, provided, however, that Gatherer shall pay for all such expenses related to Producer’s actual third party costs incurred as a result of Producer’s cooperation with the foregoing assignments, and provided, however, that the effect of such assignments shall have an economic neutral effect on Producer, and the newly created Gatherer entities shall execute this Agreement.
[Signature Page on Following Page]

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.
PRODUCER:
XTO Energy Inc.,
a Delaware corporation
By: /s/ Terry Schultz
Name: Terry Schultz
Title: Sr. Vice President - Marketing
GATHERER:
Nuverra Rocky Mountain Pipeline, LLC,
a Delaware limited liability company
By: /s/ Mark D. Johnsrud
Name: Mark D. Johnsrud
Title: Chairman and CEO

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

List of Exhibits

Exhibits
Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G	Dedicated Properties Definitions and Interpretation Addresses for Notice Produced Water Quality Specifications Insurance Sample Frac Schedule Dedicated Area

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

Exhibit A
DEDICATED PROPERTIES

[***]

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

Exhibit B
DEFINITIONS AND INTERPRETATION
1.    Rules of Construction. In construing this Agreement: no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement; examples shall not be construed to limit, expressly or by implication, the matter they illustrate; the word “includes” and its syntactical variants mean “includes, but is not limited to” and corresponding syntactical variant expressions; a defined term has its defined meaning throughout this Agreement, regardless of whether it appears before or after the place in this Agreement where it is defined; unless otherwise specified, the plural shall be deemed to include the singular, and vice versa; each gender shall be deemed to include the other genders and neuter; and, unless otherwise indicated, references to “volumes” or “quantities” shall be deemed to refer to volumes or quantities measured in Barrels unless otherwise indicated.
2.    Headings. The headings and subheadings contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement between the Parties and shall not be used to construe or interpret the provisions of this Agreement.
3.    Defined Terms. The following capitalized terms used in this Agreement and the attached exhibits shall have the meanings set forth below, unless otherwise indicated.
“Affiliate” means, as to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person, whether by contract, voting power or otherwise. For the purposes of this definition, “Control” (and the correlative terms “controlling,” “controlled by” and “under common control with”) shall mean as to any entity the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Article 13(d)(3) under the Securities Exchange Act of 1934, as amended) of the power or authority, through ownership of voting securities, by contract, or otherwise, to control or direct the management and policies of the entity.
“Additional Equipment” has the meaning set forth in Article 3.3(a).
“Agreement” means this Gathering and Disposal Services Agreement (Produced & Fresh Water) and all of the exhibits attached hereto, as amended from time to time, all of which are incorporated herein.
“Applicable Law” means any applicable law, statute, rule, regulation, ordinance, order, or other pronouncement, action or requirement of any Governmental Authority.
“Barrel” means forty-two (42) gallons.
“Business Day” means any day except Saturday, Sunday or Federal Reserve Bank holidays.
“Charlson Fresh Water Pipeline” means the pipeline that transports Fresh Water to the Dedicated Properties in [***].

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

“Charlson Pipelines” means the Charlson Produced Water Pipeline and the Charlson Fresh Water Pipeline.
“Charlson Produced Water Pipeline” means the pipeline that transports Produced Water from the Dedicated Properties in [***].
“Connection Request” has the meaning set forth in Article 3.4(a).
“Dedicated Area” shall mean the map depicted on Exhibit G, attached hereto and made a part hereof.
“Dedicated Properties” means all interests of Producer (and its successors and assigns) in the oil, gas and/or mineral leases located on, in or under the properties identified on Exhibit A (as to all depths covered by such leases). “Dedicated Properties” shall also include all renewals or extensions of the leases located on, in or under the properties identified on Exhibit A that are acquired by Producer within six (6) months of the expiration or termination of any such lease.
“Dedication” has the meaning set forth in Article 11.1(a)(i)(A).
“Default Renegotiated Fees” means one or more of the Default Renegotiated Fresh Water Delivery Fee, the Default Renegotiated Produced Water Disposal Fee and the Default Renegotiated Produced Water Gathering Fee.
“Default Renegotiated Fresh Water Delivery Fee” has the meaning set forth in Article 4.6(c).
“Default Renegotiated Produced Water Disposal Fee” has the meaning set forth in Article 4.6(b).
“Default Renegotiated Produced Water Gathering Fee” has the meaning set forth in Article 4.6(a).
“Effective Date” has the meaning set forth in the Preamble.
“Extended Interruption Period” has the meaning set forth in Article 2.1(a).
“Fees” has the meaning set forth in Article 4.1.
“Firm Capacity Amount of Fresh Water” has the meaning set forth in Article 3.1.
“Firm Capacity Amount of Produced Water” has the meaning set forth in Article 3.1.
“[***]” has the meaning set forth in Article [***].
“[***]” has the meaning set forth in Article [***].
“Force Majeure Event” has the meaning set forth in Article 13.2.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

“Frac” has the meaning set forth in Article 12.1.
“Frac Schedule” has the meaning set forth in Article 12.1.
“Fresh Water” means fresh water acceptable and agreed to in writing signed by both Parties.
“[***]” has the meaning set forth in Article [***].
“Fresh Water Delivery Fee” has the meaning set forth in Article 4.4.
“Fresh Water Fee” has the meaning set forth in Article 4.5.
“Fresh Water Receipt Point” means the flange at the edge of the relevant drilling and spacing unit for the delivery by Gatherer and the receipt by Producer of Fresh Water.
“Gatherer” has the meaning set forth in the Preamble.
“Gathering System and Disposal Facilities” means the Produced Water gathering system and disposal facilities and the Fresh Water delivery system to be constructed, owned and operated by Gatherer and located in McKenzie County, North Dakota, and any modifications, alterations, replacements, extensions or expansions made to such system or facilities by Gatherer from time-to-time.
“Governmental Authority” means any court, government (federal, state, local, or foreign), department, political subdivision, commission, board, bureau, agency, official, or other regulatory, administrative or governmental authority.
“In-Service Date” has the meaning set forth in Article 1.1.
“Interruptible Basis” means a level of service committed or made available by Gatherer for gathering and transportation on the Gathering System and Disposal Facilities that has less priority than any other third party producers with firm capacity on the Gathering System and Disposal Facilities; provided, however, Producer shall have higher priority than any other third party producers with interruptible capacity on the Gathering System and Disposal Facilities.
“Interruption Period” has the meaning set forth in Article 2.1(a).
“Knowledge” means the present knowledge of an employee director or vice president having responsibility over the subject matter in question.
“Maintenance Suspension Event” has the meaning set forth in Article 13.5 .
“Maintenance Suspension Event Notice” has the meaning set forth in Article 13.5.
“NDIC” means North Dakota Industrial Commission.
“Notice” has the meaning as set forth in Article 17.2.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

“Outside Connection Request” has the meaning set forth in Article 3.4(b).
“Party” or “Parties” has the meaning set forth in the Preamble.
“Person” means any individual, corporation, partnership, joint venture, limited liability company, association (whether incorporated or unincorporated), joint-stock company, trust, Governmental Authority, unincorporated organization or other entity.
“Pipeline Extension” has the meaning set forth in Article 3.4(a).
“Pipelines” means both the Charlson Pipelines and the Watford Pipelines.
“Primary Term” has the meaning set forth in Article 1.1.
“Prime Rate” has the meaning set forth in Article 5.5.
“Produced Water” means all saltwater and other fluids produced from a wellbore that are attributable to the Dedicated Properties and that meet the Produced Water quality specifications listed on Exhibit D, attached hereto and made a part hereof.
“Produced Water Disposal Fee” has the meaning set forth in Article 4.3.
“[***]” has the meaning set forth in Article [***].
“Produced Water Gathering Fee” has the meaning set forth in has the meaning set forth in Article 4.2.
“Produced Water Receipt Point” means the flange at the edge of the relevant drilling and spacing unit for the delivery by Producer and the receipt by Gatherer of Produced Water.
“Producer” has the meaning set forth in the Preamble.
“Producer’s Reservations” means the rights reserved by producer pursuant to Article 11.1(b).
“Producer Well” means any oil and gas well, whether now existing or drilled hereafter, (a) for which Producer (i) has been, or is hereafter, designated as the operator under the applicable operating agreement or other similar contract for such well or (ii) has submitted, or in the future submits, a filing or notice with the applicable Governmental Authority having jurisdiction over such well designating Producer as operator of such well and (b) is drilled on lands covered by any Dedicated Property, and “Producer Well” shall include the existing wells on any Dedicated Property.
“Receipt Points” means Fresh Water Receipt Points and/or Produced Water Receipt Points, as applicable.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

“Services” shall mean those activities to be provided by Gatherer pursuant to Article 2.1(a) and Article 2.1(b).
“Special Damages” has the meaning set forth in Article 9.3.
“[***]” has the meaning set forth in Article [***].
“[***]” has the meaning set forth in Article [***].
“[***]” has the meaning set forth in Article [***].
“Watford Fresh Water Pipeline” means the pipeline that transports Fresh Water to the Dedicated Properties in [***].
“Watford Pipelines” means the Watford Produced Water Pipeline and the Watford Fresh Water Pipeline.
“Watford Produced Water Pipeline” means the pipeline that transports Produced Water from the Dedicated Properties in [***].

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

Exhibit C
ADDRESSES FOR NOTICE
Nuverra Environmental Solutions, Inc.
Watford City Office
3711 4th Ave. NE,
Watford City, ND 58854
Attention: John Rivers
John.rivers@nuverra.com
269-266-2631
With a Copy to:
Nuverra Environmental Solutions, Inc.
14624 N. Scottsdale Road, Suite 300
Scottsdale, Arizona 85254
Attn: Scottsdale Legal
XTO Energy, Inc.
9127 South Jamaica Street
Engelwood, CO 80112
Attention: Steve Johnson
stevenjohnson@xtoenergy.com
303.397.3622
“Invoice Delivery” address:
XTO Energy, Inc.
___________________________
___________________________
Attention: ___________________

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

Exhibit D
PRODUCED WATER QUALITY SPECIFICATIONS

•	Produced Water shall not contain any solids in excess of [***], including frac sand

•	Maximum oil content of [***] or a minimum Produced Water content of [***]

•	No hazardous chemicals over [***], excluding hydrate inhibition or remediation and scale remediation

•
All Produced Water shall consist solely of saltwater and associated oil and gas waste and shall be free of hazardous wastes and other substances that may not, in accordance with Applicable Law, be transported or disposed of in the Gathering System and Disposal Facilities

•	Temperature not to exceed [***] at any Produced Water Receipt Point

•	Produced Water Receipt Point pressure shall not exceed [***]

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

Exhibit E
INSURANCE
Workers’ Compensation Insurance and Employer’s Liability Insurance. Workers’ Compensation insurance in accordance with the laws of the State of North Dakota and Employer’s Liability insurance with the minimum limits of $1,000,000.
Comprehensive General Liability Insurance. Comprehensive (or Commercial) General Liability, including coverage for “Action Over” claims, Products and Completed Operations, and other contractual obligations as respects this contract and proper coverage for all other obligations assumed in this Agreement. The minimum limit shall be $2,500,000 combined single limit per occurrence for Bodily Injury and Property Damage and $5,000,000 in the aggregate. If the policy has an annual aggregate limit, the aggregate will be on a “per project” or “per location” basis; or the Parties shall carry Excess Liability (or Umbrella) coverage that will “drop down” over each claim if such limit becomes exhausted. The policy shall cover “In Rem” if operations are over water.
Automobile Liability Insurance. Automobile Liability insurance covering owned, non-owned and hired automotive equipment with minimum limits of $1,000,000 combined single limit for Bodily Injury and Property Damage.
Excess Liability Coverage. The Parties shall carry Excess (or Umbrella) Liability coverage of $25,000,000 in excess of the preceding liability policies limits carried by the Parties, and the limit of such coverage shall be reported on the required Certificate of Insurance.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

Exhibit F
SAMPLE FRAC SCHEDULE
[Not attached.]

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The redacted material marked “[***]” has been separately filed with the Securities and Exchange Commission, together with such request for confidential treatment.

Exhibit G
DEDICATED AREA
[Not attached.]
[***]